Exhibit 99.1

SpringWorks Therapeutics Reports Fourth Quarter and Full Year 2019 Financial Results

and Recent Business Highlights

-            Dosed the First Patient in the Phase 2b ReNeu Clinical Trial of Mirdametinib for Patients

with Neurofibromatosis Type 1-Associated Plexiform Neurofibromas (NF1-PN)  -

-            Signed Clinical Collaboration with Allogene to Evaluate Nirogacestat in Combination with

Allogeneic CAR T Cell Therapy in Patients with Relapsed or Refractory Multiple

Myeloma –

-            Initiated a Phase 1 Clinical Trial of BGB-3245, a Selective Next-Generation B-RAF

Inhibitor, in Adult Patients with Advanced or Refractory Solid Tumors –

-            Ended 2019 with $328 Million in Cash and Cash Equivalents  -

STAMFORD, Conn – March 12, 2020 – SpringWorks Therapeutics,  Inc. (Nasdaq: SWTX), a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, today provided an update on recent company developments and reported fourth quarter and full-year financial results for the period ended December 31, 2019.

“2019 was a very successful year for SpringWorks.  We initiated three clinical trials, including two potentially registrational trials in rare oncology indications, formed MapKure with BeiGene to advance a next-generation B-RAF inhibitor, and signed our first collaboration with GlaxoSmithKline to evaluate nirogacestat in combination with BCMA-directed therapies in patients with relapsed and refractory multiple myeloma,” said Saqib Islam, Chief Executive Officer of SpringWorks.  “Our strong execution in 2019 positions us to deliver on our planned strategy in 2020 and beyond.  We are pursuing a broad effort with industry-leading BCMA developers to advance potentially best-in-class multiple myeloma combination therapies using nirogacestat, are focused on continuing to enroll our ongoing clinical trials and further expanding our portfolio through additional in-licenses and collaborations.”

Recent Business Highlights

•     Initiated a Phase 1 clinical trial of BGB-3245, a selective next-generation B-RAF inhibitor, in adult patients with biomarker-defined advanced or refractory solid tumors.  BGB-3245 is being advanced by MapKure LLC, a clinical-stage company that is jointly owned by SpringWorks and BeiGene, Ltd.

•     Entered into a clinical collaboration agreement with Allogene Therapeutics to evaluate nirogacestat in combination with ALLO-715, an investigational anti-B-cell maturation antigen (BCMA) allogeneic CAR T cell therapy, in patients with relapsed or refractory multiple myeloma.

•     Presented data at the American Society of Hematology meeting showing activity of nirogacestat alone and in  combination with GlaxoSmithKline’s investigational BCMA antibody-drug conjugate (ADC), belantamab mafodotin, in preclinical models of human multiple myeloma.

•     Dosed the first patients in the Phase 2b ReNeu clinical trial evaluating mirdametinib in children and adults with neurofibromatosis type 1-associated plexiform neurofibromas (NF1-PN).

Fourth Quarter and Full Year 2019 Financial Results

•     Research and Development (R&D) Expenses: R&D expenses were

$12.2 million and $42.5 million for the fourth quarter and year-to-date periods, respectively, compared to $3.7 million and $9.9 million for the comparable periods of 2018, respectively.  The increases in R&D expenses in 2019 were primarily attributable to increased clinical study and drug supply costs related to the ongoing Phase 3 DeFi and Phase 2b ReNeu trials, as well as growth in employee costs, including non-cash share-based compensation associated with increases in the number of R&D personnel.

•     General and Administrative (G&A) Expenses: G&A expenses were  $5.2 million and $16.7 million for the fourth quarter and year-to-date periods, respectively, compared to $2.7 million and $8.6 million for the comparable periods of 2018, respectively.  The increases in G&A expenses in 2019 were primarily attributable to growth in employee costs, including non-cash share-based compensation associated with increases in the number of G&A personnel, and increases in consulting and professional services related to the expansion of our business activities.

•     Net Loss Attributable to Common Stockholders: SpringWorks reported net losses of $16.2 million, or $0.39 loss per share, and $50.6 million, or $3.81 loss per share, for the fourth quarter and year-to-date periods ended December 31, 2019, respectively.  This compares to net losses of $6.2 million, or $10.82 loss per unit, and $17.8 million, or $52.24 loss per unit, for the comparable periods of 2018, respectively.

•     Cash Position: Cash and cash equivalents were $327.7 million as of December 31, 2019.

About SpringWorks Therapeutics

SpringWorks is a clinical-stage biopharmaceutical company applying a precision medicine approach to acquiring, developing and commercializing life-changing medicines for underserved patient populations suffering from devastating rare diseases and cancer. SpringWorks has a differentiated portfolio of small molecule targeted oncology product candidates and is advancing two potentially registrational clinical trials in rare tumor types, as well as several other programs addressing highly prevalent, genetically defined cancers. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its two lead product candidates into late-stage clinical trials while simultaneously entering into multiple shared-value partnerships with industry leaders to expand its portfolio. For more information, please visit www.springworkstx.com.

Follow SpringWorks Therapeutics on social media: @SpringWorksTx and LinkedIn.

SpringWorks uses its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website in the ‘Investors & Media’ section. Accordingly, investors should monitor such portions of the SpringWorks website, in addition to following press releases, SEC filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding SpringWorks’ clinical trials and its strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to SpringWorks’ financial results, the timing for completion of SpringWorks’ clinical trials of its product candidates, whether and when, if at all, SpringWorks’ product candidates will receive approval from the U.S. Food and Drug Administration, or FDA, or other foreign regulatory authorities, competition from other biopharmaceutical companies, and other risks identified in SpringWorks’ SEC filings. SpringWorks cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. SpringWorks disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent SpringWorks’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

SpringWorks Therapeutics, Inc. and Subsidiaries

(formerly SpringWorks Therapeutics, LLC)

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Year Ended December 31,
			Period from
			August 18, 2017
			(Inception) to
(In thousands, except share, unit, per-share and per-unit data)	2019	2018	December 31, 2017
Operating expenses:
Research and development	$42,545	$9,898	$2,799
General and administrative	16,694	8,593	1,861
Total operating expenses	59,239	18,491	4,660
Loss from operations	(59,239)	(18,491)	(4,660)
Other income:
Interest income, net	3,547	678	21
Total other income	3,547	678	21
Equity investment loss	(2,614)	—	—
Net loss	$(58,306)	$(17,813)	$(4,639)
Reconciliation of net loss to net loss attributable to common stockholders:
Net loss	$(58,306)	$(17,813)	$(4,639)
Net gain attributable to extinguishment of Series A convertible preferred and Junior Series A convertible preferred units	7,729	—	—
Net loss attributable to common stockholders, basic and diluted	$(50,577)	$(17,813)	$(4,639)
Net loss per unit, basic and diluted		$(52.24)	$—
Net loss per share, basic and diluted	$(3.81)	—	—
Weighted average common units outstanding, basic and diluted	—	341,014
Weighted average common shares outstanding, basic and diluted	13,274,836	—	—

SpringWorks Therapeutics, Inc. and Subsidiaries

(formerly SpringWorks Therapeutics, LLC)

Selected Balance Sheet Data

(Unaudited)

	December 31,
(In thousands)	2019	2018
Cash and cash equivalents	$327,652	$45,648
Working Capital (1)	319,391	43,353
Total Assets	334,831	48,390
Total liabilities	12,759	4,829
Accumulated deficit	(73,029)	(22,452)
Total stockholders’ (deficit) equity	322,072	(19,369)

(1)   SpringWorks defines working capital as current assets less current liabilities.

Contact:

Kim Diamond

Phone: 646-661-1255

Email: kdiamond@springworkstx.com